EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-158477 on Form S-3 and Registration Statement No. 333-133611 on Form S-8 of Dime Community Bancshares, Inc. of our report dated March 12, 2010 with respect to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which report appears in this Annual Report on Form 10-K of Dime Community Bancshares, Inc. for the year ended
December 31, 2009.

/S/ CROWE HORWATH LLP
Livingston, New Jersey
March 12, 2010